Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 2, 2021, with respect to the consolidated financial statements of Erayak Power Solution Group Inc., for the year ended December 31, 2020, in this Amendment No.2 to the Registration Statement on Form F-1 of Erayak Power Solution Group Inc. and the related Prospectus of Erayak Power Solution Group Inc. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

December 2, 2021